CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 25, 2020, relating to the financial statements and financial highlights of PFG American Funds® Conservative Income Strategy Fund, PFG American Funds® Growth Strategy Fund, PFG Fidelity Institutional AM® Equity Index Strategy Fund, PFG Fidelity Institutional AM® Equity Sector Strategy Fund, PFG JP Morgan® Tactical Aggressive Strategy Fund (fka RiskPro® 30+ Fund), PFG JP Morgan® Tactical Moderate Strategy Fund (fka RiskPro® Dynamic 20-30 Fund), PFG BNY Mellon® Diversifier Strategy Fund (fka RiskPro® PFG 0-15 Fund), PFG MFS Aggressive Growth Strategy Fund (fka RiskPro® PFG 30+ Fund), PFG BR Equity ESG Strategy Fund, PFG Meeder Tactical Strategy Fund (fka RiskPro® Tactical 0-30 Fund), PFG Balanced Strategy Fund (fka RiskPro® PFG Balanced 20-30 Fund), PFG Equity Strategy Fund (fka RiskPro® PFG Equity 30+ Fund), PFG Global Strategy Fund (fka RiskPro® PFG Global 30+ Fund), PFG Tactical Income Strategy Fund, and PFG Active Core Bond Strategy Fund (fka RiskPro® Dynamic 0-10 Fund), each a series of Northern Lights Fund Trust, for the year ended April 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

August 26, 2020